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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                  DECEMBER 24, 1997
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                          (Date of earliest event reported)



                               GENERAL HOST CORPORATION
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                (Exact name of registrant as specified in its charter)


     New York                    1-1066                   13-0762080
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(State or other               (Commission              (IRS Employer
 jurisdiction of              File Number)             Identification  No.)
 incorporation)


                               General Host Corporation
                          One Station Place, P.O. Box 10045
                                  Stamford, CT 06904

                                       Copy to:

                                   6501 East Nevada
                                  Detroit, MI 48234
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                 (Address of principal executive offices) (Zip Code)


                                    (313) 366-8400
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                 (Registrant's telephone number, including area code)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On December 24, 1997, Cyrus Acquisition Corp. ("Cyrus"), a company formed by The Cypress Group L.L.C. ("Cypress"), acquired 21,981,164 shares of common stock, par value $1.00 per share ("Common Stock"), of General Host Corporation (the "Company") for a price of $5.50 per share pursuant to Cyrus' tender offer for all outstanding Common Stock (the "Common Stock Tender Offer"). Simultaneously with the consummation of the Common Stock Tender Offer, Cyrus purchased from the Company an additional 4,709,091 shares of Common Stock, which, together with the Common Stock purchased in the Common Stock Tender Offer, constituted approximately 91.6% of the outstanding Common Stock. The Common Stock Tender Offer and share purchase were each effected pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 22, 1997, between Cyrus and the Company.

     On January 7, 1998, the Company and Cyrus completed the merger of Cyrus with and into the Company (the "Merger") pursuant to the Merger Agreement. In the Merger, each share of Common Stock outstanding immediately prior to the Merger (other than shares held by Cyrus, the Company or any subsidiary of the Company and shares as to which dissenters' rights are properly exercised) was converted into the right to receive $5.50 per share in cash. As a result of the Merger, the Company is now privately owned by affiliates of Cypress and related investors.

ITEM 5.  OTHER EVENTS.

     Pursuant to the Merger Agreement, the Company conducted a tender offer and consent solicitation (the "Senior Notes Tender Offer") for its 11-1/2% Senior Notes Due 2002 (the "Senior Notes") simultaneously with the Common Stock Tender Offer conducted by Cyrus. On December 24, 1997, the Company purchased $52,765,000 in aggregate principal amount of the Senior Notes pursuant to the Senior Notes Tender Offer. In connection with Senior Notes Tender Offer, the Company and the trustee under the Senior Notes indenture executed a supplemental indenture, dated as of December 17, 1997 (the "Senior Notes Supplemental Indenture"), with respect to the Senior Notes. The Senior Notes Supplemental Indenture, which became effective upon the consummation of the Senior Notes Tender Offer, eliminated and waived certain provisions of the Senior Notes indenture as contemplated by the Senior Notes Tender Offer.

     In connection with the consummation of the Senior Notes Tender Offer, the Company and its operating subsidiary Frank's Nursery & Crafts, Inc. ("Frank's") entered into a $195 million credit facility with a syndicate of lenders led by The Chase Manhattan Bank and Goldman Sachs Credit Partners L.P. providing up to $85 million of term loans and a $110 million revolving credit facility to Frank's. The credit facility is guaranteed by the Company and secured by substantially all the assets of the Company, Frank's and the Company's other subsidiaries, excluding real property mortgaged by Frank's to other lenders, and requires the Company and Frank's, among other things, to maintain certain minimum financial ratios. Simultaneously with the closing of the credit facility, the Company and Frank's terminated the $25 million secured revolving credit facility provided by Comerica Bank and refinanced

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approximately $10.2 million of loans, including loans made by MetLife Capital
Financial Corporation.

     In connection with the Merger, the Company and the trustee under the indenture with respect to the Company's 8% Convertible Subordinated Notes Due 2002 (the "Convertible Notes") entered into a supplemental indenture, dated January 7, 1998, with respect to the Convertible Notes providing that, upon and following the effective time of the Merger, the Convertible Notes would no longer be convertible into Common Stock or other equity interests of the Company or its subsidiaries, but would instead be convertible solely into an amount in cash equal to $644.431 per $1,000 principal amount so converted. The above cash conversion ratio equals the amount of cash which would have been received by a holder of Convertible Notes who had converted such Convertible Notes into Common Stock immediately prior to the Merger at the then-current stock conversion ratio and then received the cash merger consideration in respect thereof in the Merger.

     Copies of the press releases announcing the consummation of the Common Stock Tender Offer, the Senior Notes Tender Offer, the Merger and the other transactions described above, among other things, are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference in this Current Report.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.


     (c)  EXHIBITS.

          4.07(c) Supplemental Indenture, dated as of December 17, 1997, among the Company, certain guarantors named therein and Bankers Trust Company, as Trustee.

          4.08(c) Supplemental Indenture, dated as of January 7, 1998, between the Company and United States Trust Company of New York, as Trustee.


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          99.1           Press Release issued by the Company on December 24,
                         1997.

          99.2           Press Release issued by the Company on January 7, 1998.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GENERAL HOST CORPORATION


                                   By: /s/ J. Theodore Everingham
                                       --------------------------------
                                        Name:   J. Theodore Everingham
                                        Title:  Vice President and
                                               General Counsel

January 8, 1998


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                                    EXHIBIT INDEX

          EXHIBIT NO.    EXHIBIT


          4.07(c) Supplemental Indenture, dated as of December 17, 1997, among the Company, certain guarantors named therein and Bankers Trust Company, as Trustee.

          4.08(c) Supplemental Indenture, dated as of January 7, 1998, between the Company and United States Trust Company of New York, as Trustee.

          99.1           Press Release issued by the Company on
                         December 24, 1997.

          99.2           Press Release issued by the Company on
                         January 7, 1998.